SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 23, 2003

Commission File Number	Exact Name of Registrant as specified in its charter	State or other Jurisdiction of Incorporation	IRS Employer Identification Number
_____________	_____________	_____________	_____________
1-12609 1-2348	PG&E Corporation Pacific Gas and Electric Company	California California	94-3234914 94-0742640

Pacific Gas and Electric Company 77 Beale Street, P. O. Box 770000 San Francisco, California 94177		PG&E Corporation One Market, Spear Tower, Suite 2400 San Francisco, California 94105

(Address of principal executive offices) (Zip Code)

Pacific Gas and Electric Company (415) 973-7000		PG&E Corporation (415) 267-7000

(Registrant's telephone number, including area code)

Inapplicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5.     Other Events

          On December 22, 2003, the U.S. Bankruptcy Court for the Northern District of California (Bankruptcy Court) issued an order confirming Pacific Gas and Electric Company’s (Utility) plan of reorganization (Settlement Plan) under Chapter 11 of the U.S. Bankruptcy Code after a hearing and review of certain modifications to the Settlement Plan made in order to conform to the settlement agreement (Settlement Agreement) entered into among the Utility, its parent, PG&E Corporation, and the California Public Utilities Commission.  The Bankruptcy Court also approved the Settlement Agreement and found that the terms of the Settlement Agreement were enforceable by the Bankruptcy Court as material provisions of the Settlement Plan as if they were set forth verbatim in the Settlement Plan.

           The Bankruptcy Court scheduled a hearing on January 5, 2004 to consider proposed findings of fact and conclusions of law.  Further, if any appeals of the confirmation order are filed and if a motion to stay the order pending appeal is filed with the Bankruptcy Court, the Bankruptcy Court will hear arguments on any motions to stay the confirmation order on January 5, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

By:	LINDA Y.H. CHENG ________________________________________
LINDA Y.H. CHENG Corporate Secretary

PACIFIC GAS AND ELECTRIC COMPANY
By:	LINDA Y.H. CHENG ________________________________________
LINDA Y.H. CHENG Corporate Secretary

Dated:	December 23, 2003